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Exhibit 21

SUBSIDIARIES OF PRECISION CASTPARTS CORP.

Name of Subsidiary	Approximate Percentage of Voting Securities Owned	State or Jurisdiction of Incorporation or Organization

AAA Aircraft Supply LLC	84.25%	Delaware
Advanced Forming Technology, Inc.	100.0%	Colorado
AETC Limited	100.0%	United Kingdom
AFT Europa-Advanced Forming Technologies Ltd.	100.0%	Hungary
Air Industries Corporation	100.0%	California
ATAAS LLC	100.0%	Delaware
Avibank Mfg., Inc	100.0%	Delaware
Avibank Services LLC	85.0%	Delaware
Cannon-Muskegon Corporation	100.0%	Michigan
CW Valves Services Co.	100.0%	Texas
Cypress Extrusion Press Corporation	100.0%	Delaware
Environment-One Corporation	100.0%	New York
FRISA Wyman-Gordon LLC	51.0%	Delaware
FRISA Wyman-Gordon, S.A. de C.V.	51.0%	Mexico
Greenville Metals, Inc.	100.0%	Pennsylvania
Greer Stop Nut, Inc.	100.0%	Tennessee
Hi-Life Tools (UK) Limited	100.0%	United Kingdom
Hi-Life Tools France, E.U.R.L.	100.0%	France
Hi-Life ULMA, Srl	100.0%	Italy
Howell Penncraft, Inc.	100.0%	Delaware
J&L Fiber Services, Inc.	100.0%	Wisconsin
Kadimi Tool Mfg. Co. PVT LTD	50.0%	India
M. Argueso & Company, LLC	100.0%	Delaware
Magnetstuff.com, Inc.	100.0%	Illinois
Mecair Aerospace Industries, Inc.	100.0%	Canada
Melcut Tools, Inc.	100.0%	South Carolina
Melcut Tools, Ltd	100.0%	Ireland
Metalac Fasteners, Inc.	100.0%	Illinois
Metalac S/A Industria e Comercio	100.0%	Brazil
Metalac SPS Industria e Comercio, Ltda	100.0%	Brazil
Mohawk Cutting Tools Sales, Ltd	100.0%	United Kingdom
Mohawk Ueopa, Ltd	100.0%	Ireland
Non-Ferrous Bolt & Manufacturing Co	100.0%	Nevada
NSS Technologies, Inc.	100.0%	Michigan
Oregon Plasma	50.0%	Oregon
Otto Vogeli Industriearmaturen GmbH	100.0%	Germany
PCC Airfoils S.A. de C.V.	100.0%	Mexico
PCC Airfoils, LLC	100.0%	Ohio
PCC Composites, inc.	100.0%	Colorado
PCC Flow Technologies (Switzerland) AG	100.0%	Switzerland
PCC Flow Technologies Holdings, Inc.	100.0%	Delaware
PCC Flow Technologies Limited	100.0%	United Kingdom
PCC Flow Technologies LP	100.0%	Delaware
PCC Luxembourg Holdings LLC	100.0%	Delaware
PCC Luxembourge Holdings SCS	100.0%	Luxembourg
PCC Specialty Products, Inc.	100.0%	Delaware
PCC Structurals, Inc.	100.0%	Oregon
PCC Valves & Controls, Inc (formerly TBV)	100.0%	Delaware
PCC Wouter Witzel Holding B.V.	100.0%	Netherlands
PCC Wouter Witzel Ltd.	100.0%	United Kingdom
Precision Castparts Aviation, Inc.	100.0%	Oregon
Precision Castparts Corp. France, S.a.r.l.	100.0%	France
Precision Castparts CZ s.r.o.	100.0%	Czech Republic
Precision Founders, Inc.	100.0%	California
Precision Receivables Corp.	100.0%	Oregon
S.M.T., Ltd	100.0%	Ireland
S.P.S. International Limited	100.0%	Ireland
SPS Aerostructures Limited	100.0%	United Kingdom
SPS Asia Ltd.	100.0%	Hong Kong
SPS Chevron Limited	100.0%	United Kingdom
SPS Hi-Tek, Ltd	100.0%	Ireland
SPS International Investment Co	100.0%	Delaware
SPS International, S.a.R.L.	100.0%	Luxembourg

SPS Malta Limited	100.0%	Malta
SPS Pacific Limited	100.0%	Malta
SPS Tech Trading Limited	100.0%	United Kingdom
SPS Technologies Foreign Sales Corp.	100.0%	Barbados
SPS Technologies France, S.a.R.L.	100.0%	France
SPS Technologies Limited	100.0%	United Kingdom
SPS Technologies Trading Pte., Ltd	100.0%	Singapore
SPS Technologies Waterford Company	100.0%	Michigan
SPS Technologies, LLC	100.0%	Pennsylvania
SPS/Unbrako K.K.	100.0%	Japan
Standco Canada, Ltd	100.0%	Canada
STW Composites, Inc.	100.0%	Delaware
Swift Levick Magnets Limited	100.0%	United Kingdom
T.J. Brooks, Ltd.	100.0%	United Kingdom
Technova GmbH	100.0%	Germany
The Arnold Engineering Co.	100.0%	Illinois
Unbrako LLC	100.0%	Delaware
Unbrako Mexicana SRL de C.V.	100.0%	Mexico
Unbrako Schrauben, GmbH	100.0%	Germany
Unbrako, Inc.	100.0%	Delaware
Unrako Products (Singapore), Ltd.	100.0%	Singapore
Unrako Pty., Ltd.	100.0%	Australia
Western Australian Specialty Alloys, Pty. Ltd.	100.0%	Australia
Wyman Gordon (Cleveland), Inc.	100.0%	Ohio
Wyman Gordon EG S. de R.L. de C.V.	50.1%	Mexico
Wyman-Gordon Company	100.0%	Massachusetts
Wyman-Gordon de Mexico S. de R.L. de C.V.	100.0%	Mexico
Wyman-Gordon Forgings LP	100.0%	Delaware
Wyman-Gordon Investment Castings, Inc.	100.0%	Delaware
Wyman-Gordon Limited	100.0%	United Kingdom
Wyman-Gordon s.r.o.	100.0%	Czech Republic
Wyman-Gordon Washington Street, LLC	100.0%	Delaware
300 N West Street LLC	100.0%	Delaware

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  Exhibit 21